Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES SECOND QUARTER 2022 RESULTS

•Revenue increased 13.3% from the prior year period to $615.4 million
◦Days adjusted same-facility revenues increased 6.9% from the prior year period

•Net loss attributable to common stockholders was $18.4 million
◦Adjusted EBITDA increased 13.4% over the prior year period to $86.1 million, inclusive of a $0.1 million benefit from the recognition of CARES Act grants
◦Excluding CARES Act grants, Adjusted EBITDA increased 17.8% over the prior year period, with Adjusted EBITDA margins of 14.0%

•Reaffirm projected 2022 Adjusted EBITDA in the range of $375 million to $385 million and 2022 revenue in the range of $2.5 billion to $2.6 billion
BRENTWOOD, Tenn., August 2, 2022 (GLOBE NEWSWIRE) - Surgery Partners, Inc. (NASDAQ:SGRY) ("Surgery Partners" or the "Company"), a leading provider of surgical services, today announced results for the second quarter ended June 30, 2022.
Wayne DeVeydt, Executive Chairman of the Board of Surgery Partners, noted, “During the second quarter of 2022 we performed over 149,000 surgical cases, nearly 7% more than the second quarter of 2021, demonstrating our continued operational execution and the impact of strategic physician recruitment and acquisitions. The case growth we experienced this quarter reflects growth in higher acuity procedures, bringing higher overall net revenue per case. This helped drive top-line revenue growth of over 13% and Adjusted EBITDA growth of nearly 18% excluding the impact of grants in both periods. We are very pleased with this outcome considering the macro-economic environment we are navigating.”
Eric Evans, Chief Executive Officer, stated, “Our management team’s focus on core operational excellence and rapid integration of recent acquisitions is a core strength that allows us to continue to report growth in surgical case volume and revenue, yielding strong Adjusted EBITDA performance consistent with our expectations. Physician recruitment remains a critical component of our growth engine and our new 2022 physician cohort is averaging 12% higher net revenue per case than our 2021 cohort, contributing to 42% higher revenue. Adjusted EBITDA margin excluding CARES Act grants was 14.0% for the second quarter, 120 basis points higher than our first quarter of 2022. This result demonstrates the efficacy of our team's approach to labor and supply cost management, which we have implemented without sacrificing the outstanding clinical quality and exceptional service that differentiates our partnerships.”
Dave Doherty, Chief Financial Officer, commented, “With the strong results we reported today, we remain confident in our Adjusted EBITDA and revenue guidance for 2022. Our balance sheet remains strong with ample liquidity to support our annual capital deployment goal of at least $200 million. During the quarter, we deployed approximately $90 million in six transactions at an average multiple of approximately seven times and maintained a robust pipeline of potential acquisitions. When combined with our consistent growth, these accretive acquisitions continue to give us confidence in our long-term growth opportunities and mid-teens growth expectations.”
Second Quarter 2022 Results
Revenue for the second quarter of 2022 increased 13.3% to $615.4 million from $543.3 million for the second quarter of 2021. Days adjusted same-facility revenues for the second quarter of 2022 increased 6.9% from the same period last year, with an increase in revenue per case of 4.9% and an increase in same-facility cases of 1.9%. For the second quarter of 2022, the Company’s net loss attributable to common stockholders and Adjusted EBITDA was $18.4 million and $86.1 million, respectively, compared to $26.9 million and $75.9 million for the same period last year. For the second quarter of 2022 and 2021, Adjusted EBITDA benefited from recognition of $0.1 million and $2.9 million of CARES Act grants, respectively. Excluding CARES Act grants in the second quarter of 2022 and 2021, Adjusted EBITDA would have been $86.0 million and $73.0 million, respectively.

Year to Date 2022 Results
Revenue year-to-date 2022 increased 14.8% to $1,211.6 million from $1,055.7 million for the 2021 period. Days adjusted same-facility revenues for year-to-date 2022 increased 7.3% from the same period last year, with an increase in revenue per case of 3.2% and an increase in same-facility cases of 4.0%. For year-to-date 2022, the Company’s net loss attributable to common stockholders and Adjusted EBITDA was $6.2 million and $163.2 million, respectively, compared to $58.2 million and $148.8 million for the same period last year. Year-to-date 2022 and 2021, Adjusted EBITDA benefited from recognition of $1.1 million and $13.7 million of CARES Act grants, respectively. Excluding CARES Act grants for year-to-date 2022 and 2021, Adjusted EBITDA would have been $162.1 million and $135.1 million, respectively.
Liquidity
Surgery Partners had cash and cash equivalents of $227.4 million, and $203.0 million of borrowing capacity under its revolving credit facility, at June 30, 2022. Cash flows from operating activities was $42.1 million in the second quarter of 2022, compared to $2.3 million in the prior year quarter. The increase was primarily driven by a $32.2 million payment, including interest, made in the prior year quarter in connection with a previously-disclosed settlement with the U.S. Department of Justice ("DOJ"). Net operating cash inflows, defined as operating cash flows less distributions to non-controlling interests, was $3.1 million for the second quarter of 2022.
Year-to-date, operating cash flows were $121.9 million compared to $52.5 million in the prior year period. The increase was primarily driven by the receipt of stockholder litigation proceeds of $32.8 million in the 2022 period and a DOJ settlement payment of $32.2 million, including interest, made during the 2021 period.
The Company’s ratio of total net debt to EBITDA, as calculated under the Company’s credit agreement, was approximately 6.0x at the end of the second quarter of 2022.
2022 Outlook
The Company continues to project 2022 Adjusted EBITDA in the range of $375 million to $385 million and 2022 revenue in the range of $2.5 billion to $2.6 billion.
Conference Call Information
Surgery Partners will hold a conference call today, August 2, 2022, at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-451-6152, or for international callers, 1-201-389-0879. A replay will be available three hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13731029. The replay will be available until August 16, 2022.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.surgerypartners.com. The replay will also be available on this same website for a limited time following the call.
To learn more about Surgery Partners, please visit the Company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.
About Surgery Partners
Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high-quality, cost-effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 32 states, including ambulatory surgery centers, surgical hospitals, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.
Forward-Looking Statements
This press release contains forward-looking statements, including those regarding growth, our anticipated operating results for future periods and other similar statements. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” “may,” “could,” and similar expressions. All forward looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to, (i) the continuing effects of the ongoing

COVID-19 pandemic in the United States and specifically in the regions in which we operate, the impact to the state and local economies of restrictive orders, vaccine and other mandates and the pandemic generally, our ability to respond quickly to challenging economic conditions, including recent inflationary pressures, the unpredictability of our case volume in the current environment, our ability to preserve or raise sufficient funds to continue operations throughout this period of uncertainty, the impact of our cost-cutting measures on our future performance, our ability to cause distributions from our subsidiaries, the responsiveness of our payors, including Medicaid and Medicare, to the challenging operating conditions, including their willingness and ability to continue paying in a timely manner and to advance payments in a timely manner, if at all, (ii) our ability to execute on our operational and strategic initiatives, (iii) the timing and impact of our portfolio optimization efforts, (iv) our ability to continue to improve same-facility volume and revenue growth on the timeline anticipated, if at all, (v) our ability to successfully integrate acquisitions, (vi) the anticipated impact and timing of our ongoing efficiency efforts, as well as our ongoing procurement and revenue cycle efforts, (vii) potential reductions to payments we receive from third-party payors, including government health care programs and private insurance organizations, (viii) the impact of adverse weather conditions and other events outside of our control, and (ix) the other risks identified and discussed from time to time in the Company’s reports filed with the SEC, including in Item 1A under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: Adjusted net income (loss) attributable to common stockholders, Adjusted net income (loss) per share attributable to common stockholders, Adjusted EBITDA and Adjusted EBITDA excluding grant funds, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

SURGERY PARTNERS, INC.
Selected Consolidated Financial Data
(Dollars in millions, except per share amounts, shares in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenues	$615.4	$543.3	$1,211.6	$1,055.7
Operating expenses:
Salaries and benefits	181.9	155.3	360.8	307.0
Supplies	173.5	157.5	345.1	304.8
Professional and medical fees	66.7	57.4	130.3	112.9
Lease expense	20.2	22.6	40.2	45.4
Other operating expenses	38.5	32.2	75.8	63.8
Cost of revenues	480.8	425.0	952.2	833.9
General and administrative expenses	26.1	24.5	55.6	51.3
Depreciation and amortization	28.0	25.2	55.4	50.9
Transaction and integration costs	8.2	9.2	15.3	14.5
Grant funds	(0.1)	(4.9)	(1.3)	(20.0)
Loss on disposals and deconsolidations, net	1.1	1.0	1.0	0.1
Equity in earnings of unconsolidated affiliates	(2.6)	(3.0)	(5.7)	(5.6)
Litigation settlement	—	—	(32.8)	—
Loss on debt extinguishment	—	9.6	—	9.6
Other income, net	(2.6)	(2.8)	(5.0)	(2.8)
	538.9	483.8	1,034.7	931.9
Operating income	76.5	59.5	176.9	123.8
Interest expense, net	(56.9)	(53.4)	(113.2)	(106.7)
Income before income taxes	19.6	6.1	63.7	17.1
Income tax (expense) benefit	(4.3)	2.7	(5.6)	2.5
Net income	15.3	8.8	58.1	19.6
Less: Net income attributable to non-controlling interests	(33.7)	(35.7)	(64.3)	(67.5)
Net loss attributable to Surgery Partners, Inc.	(18.4)	(26.9)	(6.2)	(47.9)
Less: Amounts attributable to participating securities	—	—	—	(10.3)
Net loss attributable to common stockholders	$(18.4)	$(26.9)	$(6.2)	$(58.2)

Net loss per share attributable to common stockholders
Basic	$(0.21)	$(0.39)	$(0.07)	$(0.94)
Diluted (1)	$(0.21)	$(0.39)	$(0.07)	$(0.94)
Weighted average common shares outstanding
Basic	88,900	69,267	88,450	62,060
Diluted (1)	88,900	69,267	88,450	62,060

(1) The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive.

SURGERY PARTNERS, INC.
Selected Financial and Operating Data
(Dollars in millions, except per case and per share amounts)

	June 30, 2022	December 31, 2021
Balance Sheet Data (at period end):
Cash and cash equivalents	$227.4	$389.9
Total current assets	788.4	946.1
Total assets	6,291.6	6,117.6

Current maturities of long-term debt	68.3	60.4
Total current liabilities	521.7	536.8
Long-term debt, less current maturities	3,019.4	2,878.4
Total liabilities	3,909.3	3,817.8

Non-controlling interests—redeemable	341.8	330.2

Total Surgery Partners, Inc. stockholders' equity	1,155.1	1,089.0
Non-controlling interests—non-redeemable	885.4	880.6
Total stockholders' equity	2,040.5	1,969.6

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$42.1	$2.3	$121.9	$52.5
Investing activities	(134.3)	(26.4)	(181.4)	(40.7)
Purchases of property and equipment	(22.4)	(13.5)	(40.6)	(28.0)
Payments for acquisitions, net of cash acquired	(43.8)	(13.1)	(74.9)	(15.2)
Financing activities	(59.3)	(53.0)	(103.0)	134.8
Distributions to non-controlling interests	(39.0)	(32.1)	(75.2)	(63.4)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Other Data:
Number of surgical facilities as of the end of period	133	123	133	123
Number of consolidated surgical facilities as of the end of period	109	106	109	106

Cases	149,033	139,727	291,299	264,854
Revenue per case	$4,129	$3,888	$4,159	$3,986
Adjusted EBITDA (1)	$86.1	$75.9	$163.2	$148.8
Adjusted EBITDA excluding grant funds (1)	$86.0	$73.0	$162.1	$135.1
Adjusted EBITDA margin (2)	14.0%	14.0%	13.5%	14.1%
Adjusted EBITDA excluding grant funds margin (3)	14.0%	13.4%	13.4%	12.8%
Adjusted net loss per share attributable to common stockholders - Basic (1)	$(0.03)	$—	$(0.12)	$(0.27)
Adjusted net loss per share attributable to common stockholders - Diluted (1)	$(0.03)	$—	$(0.12)	$(0.27)
(1) A reconciliation of these non-GAAP financial measures appears below.
(2) Defined as Adjusted EBITDA as a % of Revenues.
(2) Defined as Adjusted EBITDA excluding grant funds as a % of Revenues.

SURGERY PARTNERS, INC.
Supplemental Information
(Dollars in millions, except per case amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Same-facility Information (1):
Cases	155,804	152,909	303,094	289,266
Case growth	1.9%	N/A	4.8%	N/A
Revenue per case	$3,830	$3,651	$3,874	$3,755
Revenue per case growth	4.9%	N/A	3.2%	N/A
Number of work days in the period	64	64	128	127
Case growth (days adjusted)	1.9%	N/A	4.0%	N/A
Revenue growth (days adjusted)	6.9%	N/A	7.3%	N/A
(1) Same-facility information includes cases and revenues from our consolidated and non-consolidated surgical facilities (excluding facilities acquired in new markets or divested during the current and prior periods).

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Segment Revenues:
Surgical facility services	$597.9	$525.8	$1,176.7	$1,021.6
Ancillary services	17.5	17.5	34.9	34.1
Total revenues	$615.4	$543.3	$1,211.6	$1,055.7

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted EBITDA:
Surgical facility services	$108.7	$95.6	$209.7	$190.6
Ancillary services	(0.8)	(0.1)	(0.7)	(1.0)
All other	(21.8)	(19.6)	(45.8)	(40.8)
Total Adjusted EBITDA	$86.1	$75.9	$163.2	$148.8

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions)
The following table reconciles Adjusted EBITDA to income before income taxes in the reported condensed consolidated financial information, the most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Income before income taxes	$19.6	$6.1	$63.7	$17.1

Net income attributable to non-controlling interests	(33.7)	(35.7)	(64.3)	(67.5)
Depreciation and amortization	28.0	25.2	55.4	50.9
Interest expense, net	56.9	53.4	113.2	106.7
Equity-based compensation expense	4.3	4.1	8.0	9.3
Transaction, integration and acquisition costs (1)	8.2	11.4	15.3	20.8
Loss on disposals and deconsolidations, net	1.1	1.0	1.0	0.1
Litigation settlement and other litigation costs (2)	1.7	0.8	(29.1)	1.8
Loss on debt extinguishment	—	9.6	—	9.6
Adjusted EBITDA (3)	$86.1	$75.9	$163.2	$148.8
Less: Impact of grant funds (4)	(0.1)	(2.9)	(1.1)	(13.7)
Adjusted EBITDA excluding grant funds	$86.0	$73.0	$162.1	$135.1
(1) This amount includes transaction and integration costs of $8.2 million and $9.2 million for the three months ended June 30, 2022 and 2021, respectively. This amount further includes start-up costs related to a de novo surgical hospital of $2.2 million for the three months ended June 30, 2021.
This amount includes transaction and integration costs of $15.3 million and $14.5 million for the six months ended June 30, 2022 and 2021, respectively. This amount further includes start-up costs related to a de novo surgical hospital of $6.3 million for the six months ended June 30, 2021.
(2) This amount includes other litigation costs of $1.7 million and $0.8 million for the three months ended June 30, 2022 and 2021, respectively.
This amount includes other litigation costs of $3.7 million and $1.8 million for the six months ended June 30, 2022 and 2021, respectively. This amount also includes gain on litigation settlement of $32.8 million for the six months ended June 30, 2022.
(3) We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess operating performance, make business decisions and allocate resources. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that we consolidate for financial reporting purposes. We believe that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors our portion of Adjusted EBITDA generated by our surgical facilities and other operations. Adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating our financial performance. We believe such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
(4) Represents the impact of grant funds recognized, net of amounts attributable to non-controlling interests.

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions, except per share amounts, shares in thousands)

From time to time, the Company incurs certain non-recurring gains or losses that are normally non-operational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, Surgery Partners’ management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that certain investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net loss attributable to common stockholders and adjusted net loss per share attributable to common stockholders as supplements to the comparable GAAP financial measures. Adjusted net loss attributable to common stockholders and adjusted net loss per share attributable to common stockholders should not be considered measures of financial performance under GAAP, and the items excluded from such measures are significant components in understanding and assessing financial performance. These measures should not be considered in isolation or as an alternative to the comparable GAAP financial measures as presented in the consolidated financial statements.
The following table reconciles net income as reflected in the consolidated statements of operations to adjusted net loss attributable to common stockholders used to calculate adjusted net loss per share attributable to common stockholders:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Consolidated Statements of Operations Data:
Net income	$15.3	$8.8	$58.1	$19.6
Plus (minus):
Net income attributable to non-controlling interests	(33.7)	(35.7)	(64.3)	(67.5)
Amounts attributable to participating securities	—	—	—	(10.3)
Equity-based compensation expense	4.3	4.1	8.0	9.3
Transaction, integration and acquisition costs	8.2	11.4	15.3	20.8
Loss on disposals and deconsolidations, net	1.1	1.0	1.0	0.1
Litigation settlement and other litigation costs	1.7	0.8	(29.1)	1.8
Loss on debt extinguishment	—	9.6	—	9.6
Adjusted net loss attributable to common stockholders	$(3.1)	$—	$(11.0)	$(16.6)

Adjusted net loss per share attributable to common stockholders
Basic	$(0.03)	$—	$(0.12)	$(0.27)
Diluted (1)	$(0.03)	$—	$(0.12)	$(0.27)
Weighted average common shares outstanding
Basic	88,900	69,267	88,450	62,060
Diluted (1)	88,900	69,267	88,450	62,060
(1) The impact of potentially dilutive securities for all periods was not considered because the effect would be anti-dilutive.

Contact
Surgery Partners Investor Relations
(615) 234-8940
IR@surgerypartners.com